                                                                    Exhibit 4.5

                                                                [EXECUTION COPY]

================================================================================

                          PASS THROUGH TRUST AGREEMENT

                            Dated as of June 25, 1997

                                     between

                           CONTINENTAL AIRLINES, INC.

                                       and

                            WILMINGTON TRUST COMPANY,

                                   as Trustee

Continental Airlines Pass Through Trust, Series 1997-2A

7.148% Initial Pass Through Certificates, Series 1997-2A
7.148% Exchange Pass Through Certificates, Series 1997-2A


================================================================================

Reconciliation and tie between Continental Airlines Pass Through Trust Agreement, Series 1997-2A dated as of June 25, 1997, and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.

         Trust Indenture Act                  Pass Through Trust
           of 1939 Section                    Agreement Section
           ---------------                    -----------------
            310(a)(1)                            7.08

               (a)(2)                            7.08

            312(a)                         3.05; 8.01; 8.02

            313(a)                               7.06; 8.03

            314(a)                               8.04(a), (c) & (d)

           (a)(4)                                8.04(e)

           (c)(1)                                1.02

           (c)(2)                                1.02

           (d)(1)                             7.13; 11.01

           (d)(2)                             7.13; 11.01

           (d)(3)                                2.01

            (e)                                  1.02

            315(b)                               7.02

            316(a)(last sentence)                1.04(c)

               (a)(1)(A)                         6.04

               (a)(1)(B)                         6.05

               (b)                               6.06

               (c)                               1.04(e)

            317(a)(1)                            6.03

               (b)                               7.13

            318(a)                              12.06

                                TABLE OF CONTENTS
Section                                                                   Page
-------                                                                   ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.     Definitions...........................................     2
Section 1.02.     Compliance Certificates and Opinions..................    15
Section 1.03.     Form of Documents Delivered to
                  Trustee...............................................    16
Section 1.04.     Directions of Certificateholders......................    16

                                   ARTICLE II

      ORIGINAL ISSUANCE OF CERTIFICATES; ACQUISITION OF EQUIPMENT NOTES

Section 2.01.     Issuance of Certificates;
                  Acquisition of Equipment Notes........................    18
Section 2.02.     Acceptance by Trustee.................................    22
Section 2.03.     Limitation of Powers..................................    22

                                   ARTICLE III

                                THE CERTIFICATES

Section 3.01.     Title, Form, Denomination and
                  Execution of Certificates.............................    23
Section 3.02.     Restrictive Legends...................................    25
Section 3.03.     Authentication of Certificates........................    27
Section 3.04.     Transfer and Exchange.................................    28
Section 3.05.     Book-Entry Provisions for
                  Restricted Global Certificates and
                  Regulation S Global Certificates......................    29
Section 3.06.     Special Transfer Provisions...........................    31
Section 3.07.     Mutilated, Destroyed, Lost or
                  Stolen Certificates...................................    36
Section 3.08.     Persons Deemed Owners.................................    36
Section 3.09.     Cancellation..........................................    37
Section 3.10.     Temporary Certificates................................    37
Section 3.11.     Limitation of Liability for Payments..................    38

Section                                                                   Page
-------                                                                   ----

                                   ARTICLE IV

               DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 4.01.     Certificate Account and Special
                  Payments Account......................................    38
Section 4.02.     Distributions from Certificate
                  Account and Special Payments Account..................    39
Section 4.03.     Statements to Certificateholders......................    41
Section 4.04.     Investment of Special Payment Moneys..................    42

                                    ARTICLE V

                                   THE COMPANY

Section 5.01.     Maintenance of Corporate Existence....................    42
Section 5.02.     Consolidation, Merger, etc............................    43

                                   ARTICLE VI

                                     DEFAULT

Section 6.01.     Events of Default.  (a) Exercise of
                  Remedies..............................................    44
Section 6.02.     Incidents of Sale of Equipment Notes..................    48
Section 6.03.     Judicial Proceedings Instituted by
                  Trustee; Trustee May Bring Suit.......................    48
Section 6.04.     Control by Certificateholders.........................    49
Section 6.05.     Waiver of Past Defaults...............................    49
Section 6.06.     Right of Certificateholders to
                  Receive Payments Not to Be Impaired...................    50
Section 6.07.     Certificateholders May Not Bring
                  Suit Except Under Certain Conditions..................    50
Section 6.08.     Remedies Cumulative...................................    51

Section                                                                   Page
-------                                                                   ----

                                   ARTICLE VII

                                   THE TRUSTEE

Section 7.01.     Certain Duties and Responsibilities...................    52
Section 7.02.     Notice of Defaults....................................    52
Section 7.03.     Certain Rights of Trustee.............................    53
Section 7.04.     Not Responsible for Recitals or
                  Issuance of Certificates..............................    54
Section 7.05.     May Hold Certificates.................................    55
Section 7.06.     Money Held in Trust...................................    55
Section 7.07.     Compensation and Reimbursement........................    55
Section 7.08.     Corporate Trustee Required;
                  Eligibility...........................................    56
Section 7.09.     Resignation and Removal;
                  Appointment of Successor..............................    56
Section 7.10.     Acceptance of Appointment by
                  Successor.............................................    58
Section 7.11.     Merger, Conversion, Consolidation
                  or Succession to Business.............................    59
Section 7.12.     Maintenance of Agencies...............................    60
Section 7.13.     Money for Certificate Payments to
                  Be Held in Trust......................................    61
Section 7.14.     Registration of Equipment Notes in
                  Name of Subordination Agent...........................    62
Section 7.15.     Representations and Warranties of
                  Trustee...............................................    62
Section 7.16.     Withholding Taxes, Information
                  Reporting.............................................    63
Section 7.17.     Trustee's Liens.......................................    64
Section 7.18.     Preferential Collection of Claims.....................    64

                                  ARTICLE VIII

               CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 8.01.     The Company to Furnish Trustee with
                  Names and Addresses of
                  Certificateholders....................................    65

Section                                                                   Page
-------                                                                   ----

Section 8.02.     Preservation of Information;
                  Communications to Certificateholders..................    65
Section 8.03.     Reports by Trustee....................................    65
Section 8.04.     Reports by the Company................................    66

                                   ARTICLE IX

                             SUPPLEMENTAL AGREEMENTS

Section 9.01.     Supplemental Agreements Without
                  Consent of Certificateholders.........................    67
Section 9.02.     Supplemental Agreements with
                  Consent of Certificateholders.........................    69
Section 9.03.     Documents Affecting Immunity or
                  Indemnity.............................................    70
Section 9.04.     Execution of Supplemental Agreements..................    70
Section 9.05.     Effect of Supplemental Agreements.....................    71
Section 9.06.     Conformity with Trust Indenture Act...................    71
Section 9.07.     Reference in Certificates to
                  Supplemental Agreements...............................    71

                                    ARTICLE X

               AMENDMENTS TO INDENTURES AND FINANCING DOCUMENTS

Section 10.01.    Amendments and Supplements to
                  Indentures and Financing Documents....................    71

                                   ARTICLE XI

                              TERMINATION OF TRUST

Section 11.01.    Termination of the Trust..............................    73

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01.    Limitation on Rights of
                  Certificateholders....................................    74

Section                                                                   Page
-------                                                                   ----

Section 12.02.    Certificates Nonassessable and
                  Fully Paid............................................    74
Section 12.03.    Notices...............................................    75
Section 12.04.    Governing Law.........................................    76
Section 12.05.    Severability of Provisions............................    76
Section 12.06.    Trust Indenture Act Controls..........................    76
Section 12.07.    Effect of Headings and Table of
                  Contents..............................................    77
Section 12.08.    Successors and Assigns................................    77
Section 12.09.    Benefits of Agreement.................................    77
Section 12.10.    Legal Holidays........................................    77
Section 12.11.    Counterparts..........................................    77
Section 12.12.    Intention of Parties..................................    77


Exhibit A-        Form of Certificate
Exhibit B-        Form of Certificate to Request Removal of Restricted Legend
Exhibit C-        Form of Certificate to be Delivered by an Insitutional
                  Accredited Investor

Schedule I-       Aircraft

                          PASS THROUGH TRUST AGREEMENT

            This PASS THROUGH TRUST AGREEMENT, dated as of June 25, 1997 (the "Agreement"), between CONTINENTAL AIRLINES, INC., a Delaware corporation, and WILMINGTON TRUST COMPANY, as Trustee, is made with respect to the formation of Continental Airlines Pass Through Trust, Series 1997-2A and the issuance of 7.148% Continental Airlines Pass Through Trust, Series 1997-2A Pass Through Certificates representing fractional undivided interests in the Trust.

                                   WITNESSETH:

            WHEREAS, the Company wishes to purchase the six Boeing 737-3TO aircraft and four McDonnell Douglas DC-9-82 aircraft listed in Schedule I hereto (the "Aircraft") and to finance the purchase price of each such Aircraft through the issuance pursuant to an Indenture, on a recourse basis, of four series of Equipment Notes relating to such Aircraft;

            WHEREAS, the Trustee, upon execution and delivery of this Agreement, hereby declares the creation of the Trust for the benefit of the Certificateholders, and the initial Certificateholders, as the grantors of the Trust, by their respective acceptances of the Certificates, join in the creation of this Trust with the Trustee;

            WHEREAS, all Certificates to be issued by the Trust will evidence fractional undivided interests in the Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property;

            WHEREAS, pursuant to the terms and conditions of this Agreement and each of the Financing Agreements to be entered into by the Trustee simultaneously with the execution and delivery of this Agreement, the Trustee on behalf of the Trust shall purchase one or more issues of Equipment Notes having the same interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the Certificates issued hereunder and, subject to the Intercreditor Agreement, shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

            WHEREAS, to facilitate the sale of Equipment Notes to, and the purchase of Equipment Notes by, the Trustee on behalf of the Trust, the Company has duly authorized the execution and delivery of this Agreement as the "issuer", as such term is defined in and solely for purposes of the Securities Act, of the Certificates to be issued pursuant hereto and as the "obligor", as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, with respect to all such Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the ongoing fees and expenses of the Trustee;

            WHEREAS, all of the conditions and requirements necessary to make this Agreement, when duly executed and delivered, a valid, binding and legal instrument, enforceable in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Agreement in the form and with the terms hereof have been in all respects duly authorized; and

            WHEREAS, upon issuance of the Exchange Certificates, if any, or the effectiveness of the Shelf Registration Statement, this Agreement, as amended or supplemented from time to time, will be subject to the provisions of the Trust Indenture Act of 1939, and shall, to the extent applicable, be governed by such provisions;

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms used in this Agreement, including in the recitals to this Agreement, that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or by the rules promulgated under the Trust Indenture Act, have the meanings assigned to them therein;

            (3) all references in this Agreement to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Agreement;

            (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision; and

            (5) unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation".

            Affiliate: Means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, provided, however, that neither America West Airlines, Inc. nor any of its subsidiaries shall be deemed to be an "Affiliate" of the Company for purposes of this Agreement. For the purposes of this definition, "control" means the power, directly or indirectly, to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agent Members: Has the meaning specified in Section 3.05.

            Agreement: Has the meaning specified in the initial paragraph hereto.

            Aircraft: Has the meaning specified in the first recital to this Agreement.

            Authorized Agent: Means any Paying Agent or Registrar for the Certificates.

            Avoidable Tax: Means a state or local tax (i) upon (w) the Trust,
      (x) the Trust Property, (y) Certificateholders or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company shall agree to pay, and shall pay, such tax.

            Boeing: Means The Boeing Company.

            Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, Salt Lake City, Utah or, so long as any Certificate is outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

            Cedel: Means Cedel Bank societe anonyme.

            Certificate: Means any one of the Initial Certificates or Exchange Certificates and any such Certificates issued in exchange therefor or replacement thereof pursuant to this Agreement.

            Certificate Account: Means the account or accounts created and maintained pursuant to Section 4.01(a).

            Certificateholder or Holder: Means the Person in whose name a Certificate is registered in the Register.

            Company: Means Continental Airlines, Inc., a Delaware corporation, or its successor in interest pursuant to Section 5.02, or (only in the context of provisions hereof, if any, where such reference is required for purposes of compliance with the Trust Indenture Act) any other "obligor" (within the meaning of the Trust Indenture Act) with respect to the Certificates.

            Controlling Party: Has the meaning specified in the Intercreditor Agreement.

            Corporate Trust Office: With respect to the Trustee, the Second Mortgagee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

            Cut-off Date: Means August 31, 1997.

            Definitive Certificates: Has the meaning specified in Section
      3.01(e).

            Direction: Has the meaning specified in Section 1.04(a).

            Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.

            DTC: Means The Depository Trust Company, its nominees and their respective successors.

            Equipment Notes: Means the equipment notes issued under the Indentures.

            Escrow Account: Has the meaning specified in Section 2.01(b).

            Escrowed Funds: Has the meaning specified in Section 2.01(b).

            Euroclear: Means the Euroclear System.

            Event of Default: Means an Indenture Default under any Indenture pursuant to which Equipment Notes held by the Trust were issued.

            Exchange Certificates: Means the pass through certificates substantially in the form of Exhibit A hereto issued in exchange for the Initial Certificates pursuant to the Registration Rights Agreement and authenticated hereunder.

            Exchange Offer: Means the exchange offer which may be made pursuant to the Registration Rights Agreement to exchange Initial Certificates for Exchange Certificates.

            Exchange Offer Registration Statement: Means the registration statement that, pursuant to the Registration Rights Agreement, is filed by the Company with the SEC with respect to the exchange of Initial Certificates for Exchange Certificates.

            Final Maturity Date: Means December 30, 2008.

            Financing Agreements: Means each of the ten separate Participation Agreements relating to the Aircraft each dated the date hereof, among the Company, the Pass Through Trustee, the Other Trustees, the relevant Loan Trustee, the Second Mortgagee and the Subordination Agent providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Trust, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            Financing Documents: With respect to any Equipment Note, means the related Indenture, the Second Mortgage and the related Financing Agreement.

            Fractional Undivided Interest: Means the fractional undivided interest in the Trust that is evidenced by a Certificate.

            Global Certificates: Has the meaning specified in Section 3.01(d).

            Global Exchange Certificate: Has the meaning specified in Section 3.01(f).

            Indenture: Means each of the ten separate trust indentures and mortgages relating to the Aircraft, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            Indenture Default: With respect to any Indenture, means any Event of Default (as such term is defined in such Indenture).

            Initial Certificates: Means the certificates issued and authenticated hereunder substantially in the form of Exhibit A hereto other than the Exchange Certificates.

            Initial Purchasers: Means, collectively, Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated.

            Institutional Accredited Investor: Means an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

            Intercreditor Agreement: Means the Intercreditor Agreement dated as of June 25, 1997 among the Trustee, the Other Trustees, the Liquidity Provider, the liquidity providers relating to the Certificates issued under (and as defined in) each of the Other Pass Through Trust Agreements, and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            Issuance Date: Means the date of the issuance of the Initial Certificates.

            Liquidity Facility: Means, initially, the Revolving Credit Agreement dated as of June 25, 1997 relating to the Certificates, between the Liquidity Provider and the Subordination Agent, as agent and trustee for the Trustee, and, from and after the replacement of such Agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility (or facilities) therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            Liquidity Provider: Means, initially, Kredietbank N.V., acting through its New York Branch, and any replacement or successor therefor appointed in accordance with the Intercreditor Agreement.

            Loan Trustee: With respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as mortgagee under such Indenture, together with any successor to such mortgagee appointed pursuant thereto.

            McDonnell Douglas: Means the McDonnell Douglas Corporation.

            Non-U.S. Person: Means a Person that is not a "U.S. person", as defined in Regulation S.

            Officer's Certificate: Means a certificate signed, (a) in the case of the Company, by (i) the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President or the

      Treasurer of the Company, signing alone, or (ii) any Vice President of the Company signing together with the Secretary, the Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, (b) in the case of a Loan Trustee, a Responsible Officer of such Loan Trustee or (c) in the case of a Second Mortgagee, a Responsible Officer of such Second Mortgagee.

            Opinion of Counsel: Means a written opinion of legal counsel who (a) in the case of counsel for the Company may be (i) a senior attorney of the Company one of whose principal duties is furnishing advice as to legal matters, (ii) Hughes Hubbard & Reed LLP, or (iii) such other counsel designated by the Company and reasonably acceptable to the Trustee and (b) in the case of counsel for any Loan Trustee or Second Mortgagee may be such counsel as may be designated by any of them whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.

            Other Pass Through Trust Agreements: Means each of the three other Continental Airlines 1997-2 Pass Through Trust Agreements relating to Continental Airlines Pass Through Trust, Series 1997-2B, Continental Airlines Pass Through Trust, Series 1997-2C and Continental Airlines Pass Through Trust, Series 1997-2D, dated the date hereof.

            Other Trustees: Means the trustees under the Other Pass Through Trust Agreements, and any successor or other trustee appointed as provided therein.

            Outstanding: When used with respect to Certificates, means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Agreement, except:

                  (i) Certificates theretofore canceled by the Registrar or
            delivered to the Trustee or the Registrar for cancellation;

                  (ii) Certificates for which money in the full amount required to make the final distribution with respect to such Certificates pursuant to Section 11.01 hereof has been theretofore deposited with the Trustee in trust for the Holders of such Certificates as provided in Section 4.01 pending distribution of such money to such Certificateholders pursuant to payment of such final distribution; and

                  (iii) Certificates in exchange for or in lieu of which other
            Certificates have been authenticated and delivered pursuant to this Agreement.

            Paying Agent: Means the paying agent maintained and appointed for the Certificates pursuant to Section 7.12.

            Permitted Investments: Means obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date.

            Person: Means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, or government or any agency or political subdivision thereof.

            Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Certificates less (ii) the aggregate amount of all payments made in respect of such Certificates other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and the distribution thereof to be made on such Distribution Date.

            Pool Factor: Means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as at such date by (ii) the original aggregate face amount of the Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and the distribution thereof to be made on such Distribution Date.

            Postponed Notes: Means any Equipment Notes to be held in the Trust as to which a Postponement Notice shall have been delivered pursuant to
      Section 2.01(b).

            Postponement Notice: Means an Officer's Certificate of the Company
      (1) requesting that the Trustee temporarily postpone the purchase pursuant to one or more of the Financing Agreements of certain of the Equipment Notes to a date which is later than the Issuance Date, (2) identifying the amount of the purchase price of each such Equipment Note and the aggregate purchase price for all such Equipment Notes and (3) with respect to each such Equipment Note, either (a) setting or resetting a new Transfer Date for payment by the Trustee of such purchase price and issuance of the related Equipment Note (subject to subsequent change from time to time in accordance with the relevant Financing Agreement), or (b) indicating that such new Transfer Date (which shall be on or prior to the Cut-off Date) will be set by subsequent written notice not less than one Business Day prior to such new Transfer Date (subject to subsequent change from time to time in accordance with the relevant Financing Agreement).

            PTC Event of Default: Means any failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance on the Final Maturity Date or (ii) interest due on the Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing or Drawings (as defined in the Intercreditor Agreement), or a withdrawal or withdrawals pursuant to section 3.6(f) of the Intercreditor Agreement, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee).

            Purchase Agreement: Means the Purchase Agreement dated June 17, 1997 among the Initial Purchasers and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            QIB: Means a qualified institutional buyer as defined in Rule 144A.

            Record Date: Means (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution, the 15th day (whether or not a Business Day) preceding such Regular Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, the 15th day (whether or not a Business Day) preceding such Special Distribution Date.

            Register and Registrar: Mean the register maintained and the registrar appointed pursuant to Sections 3.04 and 7.12.

            Registration Event: Means the declaration of the effectiveness by the SEC of the Exchange Offer Registration Statement or the Shelf Registration Statement.

            Registration Rights Agreement: Means the Exchange and Registration Rights Agreement dated as of June 25, 1997, among the Initial Purchasers, the Trustee, the Other Trustees and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            Regular Distribution Date: With respect to distributions of Scheduled Payments in respect of the Certificates, means each date designated as a Regular Distribution Date in the Certificates issued pursuant to this Agreement, until payment of all the Scheduled Payments to be made under the Equipment Notes held in the Trust have been made; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

            Regulation S: Means Regulation S under the Securities Act or any successor regulation thereto.

            Regulation S Definitive Certificates: Has the meaning specified in
      Section 3.01(e).

            Regulation S Global Certificates: Has the meaning specified in
      Section 3.01(d).

            Responsible Officer: With respect to the Trustee, the Second Mortgagee and any Loan Trustee, means any officer in the Corporate Trust Office of the Trustee, Second Mortgagee or Loan Trustee or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

            Restricted Definitive Certificates: Has the meaning specified in
      Section 3.01(e).

            Restricted Global Certificate: Has the meaning specified in Section 3.01(c).

            Restricted Legend: Has the meaning specified in Section 3.02.

            Restricted Period: Has the meaning specified in Section 3.01(d).

            Rule 144A: Means Rule 144A under the Securities Act and any successor rule thereto.

            Scheduled Payment: With respect to any Equipment Note, means (i) any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Subordination Agent within five days of the date on which such payment is scheduled to be made) due from the obligor thereon or (ii) any payment of interest on the Certificates with funds drawn under the Liquidity Facility, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

            SEC: Means the Securities and Exchange Commission, as from time to time constituted or created under the United States Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

            Second Mortgage: Means the Second Trust Indenture and Mortgage dated as of the date hereof between the Company and the Loan Trustees.

            Second Mortgagee: Means the bank or trust company designated as second mortgagee under the Second Mortgage together with any successor to such second mortgagee appointed pursuant thereto.

            Securities Act: Means the United States Securities Act of 1933, as amended from time to time, or any successor thereto.

            Shelf Registration Statement: Means the shelf registration statement which may be required to be filed by the Company with the SEC pursuant to any Registration Rights Agreement, other than an Exchange Offer Registration Statement.

            Special Distribution Date: Means each date on which a Special Payment is to be distributed as specified in this Agreement; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

            Special Payment: Means (i) any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note, the Collateral (as defined in each Indenture) or the Collateral (as defined in the Second Mortgage), (ii) the amounts required to be distributed pursuant to the last paragraph of Section 2.01(b) or (iii) the amounts required to be distributed pursuant to the penultimate paragraph of Section 2.01(b).

            Special Payments Account: Means the account or accounts created and maintained pursuant to Section 4.01(b).

            Specified Investments: Means, with respect to investments to be made with Escrowed Funds pursuant to Section 2.01(b) hereof, (i) obligations of, or guaranteed by, the United States Government or agencies thereof,
      (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by

      Standard & Poor's Ratings Group, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $100,000,000, which banks or their holding companies have a short-term deposit rating of Pl by Moody's Investors Service, Inc. or its equivalent by Standard & Poor's Ratings Group; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) above or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $100,000,000 with respect to any of the obligations described in clauses (i) through (iv) above as collateral; provided further that if all of the above investments are unavailable, all amounts to be invested may be used to purchase Federal Funds from an entity described in clause (iii) above.

            Subordination Agent: Has the meaning specified in the Intercreditor Agreement.

            Transfer Date: Has the meaning assigned to the term "Closing Date" in each Financing Agreement (as such "Closing Date" may be changed from time to time in accordance with the terms of such Financing Agreement).

            Triggering Event: Has the meaning assigned to such term in the Intercreditor Agreement.

            Trust: Means the trust created by this Agreement, the estate of which consists of the Trust Property.

            Trust Indenture Act: Means the United States Trust Indenture Act of 1939, as amended from time to time, or any successor thereto.

            Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Trust and all monies at any time paid thereon and all monies due and to become due thereunder,
      (ii) funds from time to time deposited in the Escrow Account, the Certificate Account and the Special Payments Account and, subject to the

      Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI hereof of any such Equipment Note and (iii) all rights of the Trust and the Trustee, on behalf of the Trust, under the Intercreditor Agreement and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Trust pursuant to the Intercreditor Agreement or the Liquidity Facility.

            Trustee: Means Wilmington Trust Company, or its successor in interest, and any successor or other trustee appointed as provided herein.

            Trustee's Lien: Has the meaning specified in Section 7.17.

            Section 1.02. Compliance Certificates and Opinions. Upon any application or request (except with respect to matters set forth in Article II) by the Company, any Loan Trustee or the Second Mortgagee to the Trustee to take any action under any provision of this Agreement, the Company, such Loan Trustee or such Second Mortgagee, as the case may be, shall furnish to the Trustee (i) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than a certificate provided pursuant to Section 8.04(e)) shall include:

            (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Agreement relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement or, in respect of the Certificates, this Agreement, they may, but need not, be consolidated and form one instrument.

            Section 1.04. Directions of Certificateholders. (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Agreement to be given or taken by Certificateholders (a "Direction") may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required pursuant to this Agreement, to the Company, any Loan Trustee or the Second Mortgagee. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Company, any Loan Trustee and the Second Mortgagee, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

            (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any Direction under this Agreement, Certificates owned by the Company or any Affiliate thereof shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company or any Affiliate thereof.

            (d) For all purposes of this Agreement, all Initial Certificates and all Exchange Certificates shall vote and take all other actions of Certificateholders together as one series of Certificates.

            (e) The Company may at its option, by delivery of an Officer's Certificate to the Trustee, set a record date to determine the Certificateholders entitled to give any Direction. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Certificateholders of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such Direction by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after such record date.

            (f) Any Direction by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction is made upon such Certificate.

            (g) Except as otherwise provided in Section 1.04(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.

                                   ARTICLE II

                       ORIGINAL ISSUANCE OF CERTIFICATES;
                         ACQUISITION OF EQUIPMENT NOTES

            Section 2.01. Issuance of Certificates; Acquisition of Equipment Notes. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Registration Rights Agreement and each of the Financing Agreements on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Purchase Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Initial Certificates in authorized denominations equalling in the aggregate the amount set forth, with respect to the Certificates, in Schedule II to the Purchase Agreement evidencing the entire ownership interest in the Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Financing Agreements. On the Issuance Date, the Trustee shall purchase, pursuant to the terms and conditions of the Financing Agreements, the Equipment Notes (other than the Postponed Notes) contemplated to be purchased by the Trustee under the Financing Agreements at a purchase price equal to the consideration so received for the Certificates (less the aggregate amount of any Escrowed Funds). Except as provided in Sections 3.04, 3.05, 3.06, 3.07 and 3.10 hereof, the Trustee shall not execute, authenticate or deliver Certificates in excess of the aggregate amount specified in this paragraph.

            (b) On or prior to the Issuance Date, the Company may deliver to the Trustee a Postponement Notice relating to one or more Postponed Notes. The Trustee shall postpone the purchase of the Postponed Notes from the consideration received from the sale of Certificates and shall promptly deposit funds in an amount equal to the purchase price of such Postponed Notes (the "Escrowed Funds") into an escrow account (the "Escrow Account") with the Trustee to be maintained as a part of the Trust. The portion of Escrowed Funds so deposited with respect to any particular Postponed Notes shall be invested by the Trustee at the direction and risk of the Company in Specified Investments
(i) maturing no later than any scheduled Transfer Date relating to such Postponed Notes or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (iii) if the Company has given notice to the Trustee that such Postponed Notes will not be issued, maturing on the next applicable Special Distribution Date, if such investments are reasonably available for purchase. The Trustee shall make withdrawals from the Escrow Account only as provided in this Agreement. Upon request of the Company on one or more occasions and the satisfaction or waiver of the closing conditions specified in the applicable Financing Agreement on or prior to the Cut-off Date, the Trustee shall purchase the applicable Postponed Notes with Escrowed Funds withdrawn from the Escrow Account. The purchase price shall equal the principal amount of such Postponed Notes.

            The Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer Specified Investments. If Specified Investments held in an Escrow Account mature prior to any applicable Transfer Date, any proceeds received on the maturity of such Specified Investments

(including any earnings thereon) shall be reinvested by the Trustee at the direction and risk of the Company in Specified Investments maturing as provided in the preceding paragraph. The Company shall pay to the Trustee for deposit to the Escrow Account an amount equal to any losses on such Specified Investments as incurred.


            On the initial Regular Distribution Date, the Company will pay (in immediately available funds) to the Trustee an amount equal to (i) the sum of
(A) the interest that would have accrued, at a rate equal to the interest rate applicable to the Certificates, on any Postponed Notes purchased on or prior to the Cut-Off Date if such Postponed Notes had been issued on the Issuance Date, from and including the Issuance Date to but excluding the date of such purchase, and (B) the interest that would have accrued, at a rate equal to the interest rate applicable to the Certificates, on any Postponed Notes not purchased on or prior to the Cut-Off Date (other than any Postponed Notes for which a Special Distribution Date specified in either of the two immediately succeeding paragraphs has occurred on or prior to the initial Regular Distribution Date) if such Postponed Notes had been issued on the Issuance Date, from and including the Issuance Date to but excluding the initial Regular Distribution Date, minus
(ii) the earnings on Specified Investments received (with respect to the portion of the Escrow Funds deposited with respect to the Postponed Notes described in sub-clauses (A) and (B) of clause (i) of this paragraph) by the Trustee from and including the Issuance Date to but excluding the initial Regular Distribution Date.


            If the Company notifies the Trustee prior to the Cut-off Date that any Postponed Notes will not be issued on or prior to the Cut-off Date for any reason, on the next Special Distribution Date established pursuant to Section 4.02(c) for the distribution to the Certificateholders of Escrowed Funds with respect to the Postponed Notes designated in such notice (i) the Company shall pay to the Trustee for deposit in the Special Payments Account, in immediately available funds, an amount equal to (A) the interest that would have accrued, on the Postponed Notes designated in such notice, at a rate equal to the interest rate applicable to the Certificates from and including the Issuance Date (if such Special Distribution Date shall occur on or prior to the initial Regular Distribution Date) or the initial Regular Distribution Date (if such Special Distribution Date occurs after the initial Regular Distribution Date) to but excluding such Special Distribution Date, minus (B) the earnings on Specified Investments received (with respect to the portion of the Escrowed Funds deposited with respect to the Postponed Notes designated in such notice) by the Trustee from and including the Issuance Date (if such Special Distribution Date shall occur on or prior to the initial Regular Distribution Date) or the initial Regular Distribution Date (if such Special Distribution Date occurs after the initial Regular Distribution Date) to but excluding such Special Distribution Date and
(ii) the Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice (together with the earnings described in clause (i)(B) of this paragraph above) plus the amount paid by the Company pursuant to clause (i) of this paragraph to the Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.


            If, on the Cut-off Date, an amount equal to less than all of the initial Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) has been used to purchase Postponed Notes, on the Special Distribution Date established pursuant to Section 4.02(c) for the distribution to the Certificateholders of Escrowed Funds with respect to all of the Postponed Notes that have not been purchased on or prior to the Cut-off Date (other than any Postponed Notes referred to in the immediately preceding paragraph) (i) the Company shall pay to the Trustee for deposit in the Special Payments Account, in immediately available funds, an amount equal to (A) the interest that would have accrued on Postponed Notes originally contemplated to be purchased with such unused Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) but not so purchased at a rate equal to the interest rate applicable to the Certificates from and including the Issuance Date (if such Special Distribution Date shall occur on or prior to the initial Regular Distribution Date) or the initial Regular Distribution Date (if such Special Distribution Date occurs after the initial Regular Distribution Date) to but excluding such Special Distribution Date, minus (B) the earnings on Specified Investments received (with respect to the portion of the Escrowed Funds deposited with respect to the Postponed Notes described in this paragraph) by the Trustee from and including the Issuance Date (if such Special Distribution Date shall occur on or prior to the initial Regular Distribution Date) or the initial Regular Distribution Date (if such Special Distribution Date occurs after the initial Regular Distribution Date) to but excluding such Special Distribution Date and (ii) the Trustee shall transfer such unused Escrowed Funds (together with the earnings described in clause (i)(B) of this paragraph above) and the amount paid by the Company pursuant to the clause (i) of this paragraph to the Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.


            Section 2.02. Acceptance by Trustee. The Trustee, upon the execution and delivery of this Agreement, acknowledges its acceptance of all right, title and interest in and to the Trust Property and declares that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Certificateholders, upon the trusts herein set forth. Subject to
Section 7.14, the Trustee shall take all actions reasonably necessary to effect the registration of all of the Equipment Notes acquired by the Trust in the name of the Subordination Agent. By its payment for and acceptance of each Certificate issued to it under this Agreement, each initial Certificateholder as grantor of the Trust thereby joins in the creation and declaration of the Trust.

            Section 2.03. Limitation of Powers. The Trust is constituted solely for the purpose of making the investment in the Equipment Notes to be held in the Trust, and, except as set forth herein, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause such Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, acquiring any Aircraft (as defined in the respective Indentures) by bidding such Equipment Notes or otherwise, or taking any action with respect to any such Aircraft once acquired).

                                   ARTICLE III

                                THE CERTIFICATES

            Section 3.01. Title, Form, Denomination and Execution of Certificates. (a) The Initial Certificates shall be known as the "7.148% Initial Pass Through Certificates, Series 1997-2A" and the Exchange Certificates shall be known as the "7.148% Exchange Pass Through Certificates, Series 1997-2A", in each case, of the Trust. Each Certificate will represent a fractional undivided interest in the Trust and shall be substantially in the form set forth as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Trustee or the officers executing such Certificates, as evidenced by the Trustee's or officer's execution of the Certificates.

            (b) The Initial Certificates shall be issued only in fully registered form without coupons and only in denominations of $100,000 or integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. The Exchange Certificates will be issued in denominations of $1,000 or integral multiples thereof, except that one Certificate may be issued in a different denomination. Each Certificate shall be dated the date of its authentication. The aggregate Fractional Undivided Interest of Certificates shall not at any time exceed $74,862,000.

            (c) The Initial Certificates offered and sold in reliance on Rule 144A shall be issued in the form of one or more global Certificates substantially in the form of Exhibit A hereto with such applicable legends as are provided for in Section 3.02 (each a "Restricted Global Certificate") duly executed and authenticated by the Trustee as hereinafter provided. Such Restricted Global Certificates shall be in registered form and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate principal amount of any Restricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Restricted Global Certificate, as provided in Section 3.06 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Certificate.

            (d) The Initial Certificates offered and sold outside the United States in reliance on Regulation S shall be issued in the form of one or more global Certificates substantially in the form of Exhibit A hereto (each a "Regulation S Global Certificate") duly executed and authenticated by the Trustee as hereinafter provided. Such Regulation S Global Certificates shall be in registered form and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, for credit initially and during the Restricted Period (hereinafter defined) to the respective accounts of beneficial owners of such Certificates (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear or Cedel. As used herein, the term "Restricted Period", with respect to the Regulation S Global Certificates offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Certificates are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the date of the closing of the offering under the Purchase Agreement. The aggregate principal amount of any Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Certificate, as provided in Section 3.06 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Certificate. The Restricted Global Certificate and Regulation S Global Certificate are sometimes collectively referred to herein as the "Global Certificates".

            (e) Initial Certificates offered and sold to any Institutional Accredited Investor which is not a QIB in a transaction exempt from registration under the Securities Act (and other than as described in Section 3.01(d)) shall be issued substantially in the form of Exhibit A hereto in definitive, fully registered form without interest coupons with such applicable legends as are provided for in Section 3.02 (the "Restricted Definitive Certificates") duly executed and authenticated by the Trustee as hereinafter provided. Certificates issued pursuant to Section 3.05(b) in exchange for interests in a Regulation S Global Certificate shall be issued in definitive, fully registered form without interest coupons (the "Regulation S Definitive Certificates"). The Restricted Definitive Certificates and the Regulation S Definitive Certificates are sometimes collectively referred to herein as the "Definitive Certificates".

            (f) The Exchange Certificates shall be issued in the form of one or more global Certificates substantially in the form of Exhibit A hereto (each, a "Global Exchange Certificate"), except that (i) the Restricted Legend (hereinafter defined) shall be omitted and (ii) such Exchange Certificates shall contain such appropriate insertions, omissions, substitutions and other variations from the form set forth in Exhibit A hereto relating to the nature of the Exchange Certificates as the Responsible Officer of the Trustee executing such Exchange Certificates on behalf of the Trust may determine, as evidenced by such officer's execution on behalf of the Trust of such Exchange Certificates. Such Global Exchange Certificates shall be in registered form and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate principal amount of any Global Exchange Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Exchange Certificate, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Exchange Certificate. Subject to clauses (i) and (ii) of the first sentence of this Section 3.01(f), the terms hereof applicable to Restricted Global Certificates and/or Global Certificates shall apply to the Global Exchange Certificates, mutatis mutandis.

            (g) The definitive Certificates shall be in registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

            Section 3.02. Restrictive Legends. All Initial Certificates issued pursuant to this Agreement for resale pursuant to Rule 144A or offered and sold to any Institutional Accredited Investor which is not a QIB (including any Global Certificate issued upon registration of transfer, in exchange for or in lieu of such Certificates) shall be "Restricted Certificates" and shall bear a legend to the following effect (the "Restricted Legend") unless the Company and the Trustee determine otherwise consistent with applicable law:

            "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN

      RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY CONTINENTAL AIRLINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY OF SUCH PERSONS RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO CONTINENTAL AIRLINES, INC., (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY CONTINENTAL AIRLINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY OF SUCH PERSONS, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

            Each Global Certificate shall bear the following legend on the face thereof:

            "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY

      CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.05 AND 3.06 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN."

            Section 3.03. Authentication of Certificates. (a) On the Issuance Date, the Trustee shall duly execute, authenticate and deliver Initial Certificates in authorized denominations equalling in the aggregate the amount set forth, with respect to the Trust, in Schedule II to the Purchase Agreement, evidencing the entire ownership of the Trust, which amount equals the aggregate principal amount of Equipment Notes which have been or may be purchased by the Trustee pursuant to each Financing Agreement. Thereafter, the Trustee shall duly execute, authenticate and deliver Certificates as herein provided.

            (b) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

            Section 3.04. Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the "Register") of the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such Certificates and of transfers and exchanges of such Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering such Certificates and transfers and exchanges of such Certificates as herein provided.

            All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid obligations of the Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Certificates surrendered upon such registration of transfer or exchange.

            A Certificateholder may transfer a Certificate, or request that a Certificate be exchanged for Certificates (including, without limitation, subject to the proviso to this sentence, Exchange Certificates) in authorized denominations and in an aggregate Fractional Undivided Interest equal to the Fractional Undivided Interest of such Certificate surrendered for exchange of other authorized denominations, by surrender of such Certificate to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar; provided that exchanges of Initial Certificates for Exchange Certificates shall occur only after an Exchange Offer Registration Statement shall have been declared effective by the SEC (notice of which shall be provided to the Trustee by the Company) and otherwise only in accordance with the terms of the Exchange Offer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Certificateholder as provided herein, the Trustee shall treat the person in whose name the Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary. Furthermore, DTC shall, by acceptance of a Global Certificate, agree that transfers of beneficial interests in such Global Certificate may be effected only through a book-entry system maintained by DTC (or its agent) and that ownership of a beneficial interest in the Certificate shall be required to be reflected in a book-entry. When Certificates are presented to the Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of a Certificate in a Fractional Undivided Interest equal to the aggregate Fractional Undivided Interest of Certificates surrendered for exchange, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

            To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute, authenticate and deliver Certificates at the Registrar's request. No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

            Section 3.05. Book-Entry Provisions for Restricted Global Certificates and Regulation S Global Certificates. (a) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to any Global Certificate held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record DTC as the registered holder of such Global Certificate.

            (b) Transfers of any Global Certificate shall be limited to transfers of such Restricted Global Certificate or Regulation S Global Certificate in whole, but not in part, to DTC. Beneficial interests in the Restricted Global Certificate and any Regulation S Global Certificate may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 3.06. Beneficial interests in a Restricted Global Certificate or a Regulation S Global Certificate shall be delivered to all beneficial owners thereof in the form of Restricted Definitive Certificates or Regulation S Definitive Certificates, as the case may be, if (i) DTC notifies the Trustee that it is unwilling or unable to continue as depositary for such

Restricted Global Certificate or Regulation S Global Certificate, as the case may be, and a successor depositary is not appointed by the Trustee within 90 days of such notice, and (ii) after the occurrence and during the continuance of an Event of Default, owners of beneficial interests in a Global Certificate with Fractional Undivided Interests aggregating not less than a majority in interest in the Trust advise the Trustee, the Company and DTC through Agent Members in writing that the continuation of a book-entry system through DTC or its successor is no longer in their best interests.

            (c) Any beneficial interest in one of the Global Certificates that is transferred to a Person who takes delivery in the form of an interest in another Global Certificate will, upon such transfer, cease to be an interest in such Global Certificate and become an interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

            (d) In connection with the transfer of an entire Restricted Global Certificate or an entire Regulation S Global Certificate to the beneficial owners thereof pursuant to paragraph (b) of this Section 3.05, such Restricted Global Certificate or Regulation S Global Certificate, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Restricted Global Certificate or Regulation S Global Certificate, as the case may be, an equal aggregate principal amount of Restricted Definitive Certificates or Regulation S Definitive Certificates, as the case may be, of authorized denominations. None of the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Person in whose name the Definitive Certificates are registered in the Register as Certificateholders hereunder. Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor clearing agency.

            (e) Any Definitive Certificate delivered in exchange for an interest in the Restricted Global Certificate pursuant to paragraph (b) of this Section
3.05 shall, except as otherwise provided by paragraph (e) of Section 3.06, bear the Restricted Legend.

            (f) Prior to the expiration of the Restricted Period, any Regulation S Definitive Certificate delivered in exchange for an interest in a Regulation S Global Certificate pursuant to paragraph (b) of this Section shall bear the Restricted Legend.

            (g) The registered holder of any Restricted Global Certificate or Regulation S Global Certificate may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Certificates.

            Section 3.06. Special Transfer Provisions. Unless and until (i) an Initial Certificate is sold under an effective Shelf Registration Statement, or
(ii) an Initial Certificate is exchanged for an Exchange Certificate pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the terms of the Registration Rights Agreement, the following provisions shall apply to such Initial Certificates:

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Certificate to any Institutional Accredited Investor which is neither a QIB nor a Non-U.S. Person:

                  (i) The Registrar shall register the transfer of any
            Certificate, whether or not bearing the Restricted Legend, only if
            (x) the requested transfer is at least two years after the later of the original issue date of the Certificates and the last date on which such Certificate was held by the Company, the Trustee or any affiliate of any of such Persons or (y) the proposed transferor is an Initial Purchaser who is transferring Certificates purchased under the Purchase Agreement and the proposed transferee has delivered to the Registrar a letter substantially in the form of Exhibit C hereto and the aggregate principal amount of the Certificates being transferred is at least $100,000. Except as provided in the foregoing sentence, the Registrar shall not register the transfer of any Certificate to any Institutional Accredited Investor which is neither a QIB nor a Non-U.S. Person.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Restricted Global Certificate, upon receipt by the Registrar of (x) the documents, if any, required by paragraph
            (i) and (y) instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of the transfer and a decrease in the principal amount of such Restricted Global Certificate in an amount equal to the principal amount of the beneficial interest in such Restricted Global Certificate to be transferred, and the Trustee shall execute, authenticate and deliver to the transferor or at its direction, one or more Restricted Definitive Certificates of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Certificate to a QIB (excluding Non-U.S. Persons):

                  (i) If the Certificate to be transferred consists of
            Restricted Definitive Certificates, or of an interest in any Regulation S Global Certificate during the Restricted Period, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that it is purchasing the Initial Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Trust and/or the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii) Upon receipt by the Registrar of the documents required by clause (i) above and instructions given in accordance with DTC's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Restricted Global Certificate in an amount equal to the principal amount of the Restricted Definitive Certificates or interests in such Regulation S Global Certificate, as the case may be, being transferred, and the Trustee shall cancel such Definitive Certificates or decrease the amount of such Regulation S Global Certificate so transferred.

            (c) Transfers of Interests in the Regulation S Global Certificate or Regulation S Definitive Certificates. After the expiration of the Restricted Period, the Registrar shall register any transfer of interests in any Regulation S Global Certificate or Regulation S Definitive Certificates without requiring any additional certification. Until the expiration of the Restricted Period, interests in the Regulation S Global Certificate may only be held through Agent Members acting for and on behalf of Euroclear and Cedel.

            (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any registration of any transfer of an Initial Certificate to a Non-U.S. Person:

                  (i) Prior to the expiration of the Restricted Period, the
            Registrar shall register any proposed transfer of an Initial Certificate to a Non-U.S.Person upon receipt of a certificate substantially in the form set forth as Exhibit B hereto from the proposed transferor.

                  (ii) After the expiration of the Restricted Period, the
            Registrar shall register any proposed
            transfer to any Non-U.S. Person if the Certificate to be transferred is a Restricted Definitive Certificate or an interest in a Restricted Global Certificate, upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor. The Registrar shall promptly send a copy of such certificate to the Company.

                 (iii) Upon receipt by the Registrar of (x) the documents, if any, required by clause (ii) and (y) instructions in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such Restricted Global Certificate in an amount equal to the principal amount of the beneficial interest in such Restricted Global Certificate to be transferred, and, upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Certificate in an amount equal to the principal amount of the Restricted Definitive Certificate or the Restricted Global Certificate, as the case may be, to be transferred, and the Trustee shall cancel the Definitive Certificate, if any, so transferred or decrease the amount of such Restricted Global Certificate.

            (e) Restricted Legend. Upon the transfer, exchange or replacement of Certificates not bearing the Restricted Legend, the Registrar shall deliver Certificates that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Certificates bearing the Restricted Legend, the Registrar shall deliver only Certificates that bear the Restricted Legend unless either (i) the circumstances contemplated by paragraph (d)(ii) of this Section 3.06 exist or (ii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (f) General. By acceptance of any Certificate bearing the Restricted Legend, each Holder of such a Certificate acknowledges the restrictions on transfer of such Certificate set forth in such Restricted Legend and otherwise in this Agreement and agrees that it will transfer such Certificate only as provided in such Restricted Legend and otherwise in this Agreement. The Registrar shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer, if any, of such Certificate set forth in such Restricted Legend and otherwise in this Agreement. In connection with any transfer of Certificates, each Certificateholder agrees by its acceptance of the Certificates to furnish the Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article III; provided that the Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

            Until such time as no Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.05 or this Section 3.06. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


            Section 3.07. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Registrar or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates, in authorized denominations and of like Fractional Undivided Interest and bearing a number not contemporaneously outstanding.

            In connection with the issuance of any new Certificate under this
Section 3.07, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

            Any duplicate Certificate issued pursuant to this Section 3.07 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.


            Section 3.08. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Trustee, the Registrar and any Paying Agent may treat the Person in whose name any Certificate is registered (as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and none of the Trustee, the Registrar or any Paying Agent shall be affected by any notice to the contrary.

            Section 3.09. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to the Trustee or any agent of the Trustee other than the Registrar, be delivered to the Registrar for cancellation and shall promptly be canceled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

            Section 3.10. Temporary Certificates. Until definitive Certificates are ready for delivery, the Trustee shall authenticate temporary Certificates. Temporary Certificates shall be substantially in the form of definitive Certificates but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Certificates, as evidenced by their execution of such temporary Certificates. If temporary Certificates are issued, the Trustee will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee designated for such purpose pursuant to Section 7.12, without charge to the Certificateholder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like face amount of definitive Certificates of authorized denominations. Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Agreement as definitive Certificates.

            Section 3.11. Limitation of Liability for Payments. All payments and distributions made to Certificateholders in respect of the Certificates shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Agreement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property for any payment or distribution due to such Certificateholder pursuant to the terms of this Agreement and that it will not have any recourse to the Company, the Trustee, the Loan Trustees, the Second Mortgagee or the Liquidity Provider, except as otherwise expressly provided herein or in the Intercreditor Agreement.

            The Company is a party to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not have any right, obligation or liability hereunder (except as otherwise expressly provided herein).

                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO
                               CERTIFICATEHOLDERS

            Section 4.01. Certificate Account and Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Certificateholders a Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when a Scheduled Payment is made to the Trustee under the Intercreditor Agreement, the Trustee upon receipt thereof shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

            (b) The Trustee shall establish and maintain on behalf of the Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

            (c) The Trustee shall cause the Subordination Agent to present to the related Loan Trustee of each Equipment Note such Equipment Note on the date of its stated final maturity or, in the case of any Equipment Note which is to be redeemed in whole pursuant to the related Indenture, on the applicable redemption date under such Indenture.

            Section 4.02. Distributions from Certificate Account and Special Payments Account. (a) On each Regular Distribution Date or as soon thereafter as the Trustee has confirmed receipt of the payment of all or any part of the Scheduled Payments due on such date, the Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 4.01(a). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the Fractional Undivided Interest in the Trust held by such Certificateholder) of the total amount in the Certificate Account, except that, with respect to Certificates registered on the Record Date in the name of DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

            (b) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of such Special Payment, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to
Section 4.01(b). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the Fractional Undivided Interest in the Trust held by such Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Certificates registered on the Record Date in the name of DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

            (c) The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the Trust, such notice shall be mailed not less than 20 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the event that the Trustee receives a notice from the Company that Postponed Notes will not be purchased pursuant to Section 2.01, such notice of Special Payment shall be mailed as soon as practicable after receipt of such notice from the Company and shall state the Special Distribution Date for such Special Payment, which shall occur 20 days after the date of such notice of Special Payment or (if such 20th day is not practicable) as soon as practicable thereafter. In the event that any Special Payment is to be made pursuant to the last paragraph of Section 2.01(b) hereof, on the Cut-Off Date (or, if such Cut-Off Date is not practicable, as soon as practicable after the Cut-Off
Date), notice of such Special Payment shall be mailed stating the Special Distribution Date for such Special Payment, which shall occur 20 days after the date of such notice of such Special Payment (or, if such 20th day is not practicable, as soon as practicable thereafter). In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 20 days after the date of such notice and as soon as practicable thereafter. Notices mailed by the Trustee shall set forth:

                  (i) the Special Distribution Date and the Record Date therefor
            (except as otherwise provided in Section 11.01),

                  (ii) the amount of the Special Payment for each $1,000 face amount Certificate and the amount thereof constituting principal, premium, if any, and interest,

                  (iii) the reason for the Special Payment, and

                  (iv) if the Special Distribution Date is the same date as a
            Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate.

If the amount of premium, if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

            If any redemption of the Equipment Notes held in the Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder at its address as it appears on the Register.

            Section 4.03. Statements to Certificateholders. (a) On each Distribution Date, the Trustee will include with each distribution to Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the following information (per $1,000 face amount Certificate as to (i) and (ii) below):

                  (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

                  (ii) the amount of such distribution allocable to interest;
            and

                  (iii) the Pool Balance and the Pool Factor.

            With respect to the Certificates registered in the name of DTC, on the Record Date prior to each Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all Agent Members reflected on DTC's books as holding interests in the Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Agent Member the statement described above and will make available additional copies as requested by such Agent Member for forwarding to holders of interests in the Certificates.

            (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) above for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Agent Members and shall be delivered by the Trustee to such Agent Members to be available for forwarding by such Agent Members to the holders of interests in the Certificates in the manner described in Section 4.03(a).

            Section 4.04. Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not distributed on the date received shall, to the extent practicable, be invested in Permitted Investments by the Trustee pending distribution of such

Special Payment pursuant to Section 4.02. Any investment made pursuant to this
Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this
Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

                                    ARTICLE V

                                   THE COMPANY

            Section 5.01. Maintenance of Corporate Existence. The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

            Section 5.02. Consolidation, Merger, etc. The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

            (a) the corporation formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be (i) organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) a "citizen of the United States" as defined in 49 U.S.C. 40102(a)(15), as amended, and (iii) a United States certificated air carrier, if and so long as such status is a condition of entitlement to the benefits of
      Section 1110 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C. ss. 1110), with respect to the Leases;

            (b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Trustee a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Trustee containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Pass Through Trust Agreements and each Financing Document to be performed or observed by the Company; and

            (c) the Company shall have delivered to the Trustee an Officer's Certificate of the Company and an Opinion of Counsel of the Company reasonably satisfactory to the Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (b) above comply with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction have been complied with.

            Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 5.02, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing any successor corporation or Person which shall have become such in the manner prescribed in this Section 5.02 from its liability in respect of this Agreement and any Financing Document to which it is a party.

                                   ARTICLE VI

                                     DEFAULT

            Section 6.01. Events of Default. (a) Exercise of Remedies. Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Trustee may, to the extent it is the Controlling Party at such time (as determined pursuant to the Intercreditor Agreement), direct the exercise of remedies as provided in the Intercreditor Agreement.

            (b) Purchase Rights of Certificateholders. By acceptance of its Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

                  (i) each Class B Certificateholder shall have the right to purchase all, but not less than all, of the Certificates upon ten days' written notice to the Trustee and each other Class B Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class B Certificateholder notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and
            (B) if prior to the end of such ten-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder's desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Certificates pursuant to this Section 6.01(b);

                  (ii) each Class C Certificateholder shall have the right
            (which shall not expire upon any purchase of the Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Certificates and the Class B Certificates upon ten days' written notice to the Trustee, the Class B Trustee and each other Class C Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the

                  Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Certificates pursuant to this Section 6.01(b); and

                 (iii) each Class D Certificateholder shall have the right
            (which shall not expire upon any purchase of the Certificates pursuant to clause (i) above or the purchase of the Certificates and the Class B Certificates pursuant to clause (ii) above) to purchase all, but not less than all, of the Certificates, the Class B Certificates and the Class C Certificates upon ten days' written notice to the Trustee, the Class B Trustee, the Class C Trustee and each other Class D Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class D Certificateholder notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Certificateholder to purchase all, but not less than all, of the Certificates, the Class B Certificates and the Class C Certificates pro rata based on the Fractional Undivided Interest in the Class D Trust held by each such Class D Certificateholder and
            (B) if prior to the end of such ten day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Certificates, the Class B Certificates and the Class C Certificates pursuant to this Section 6.01(b).

            The purchase price with respect to the Certificates shall be equal to the Pool Balance of the Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Certificateholders under this Agreement, the Intercreditor Agreement or any other Financing Document or on or in respect of the Certificates; provided, however, if such purchase occurs after a Record Date, such purchase price shall be reduced by the amount to be distributed hereunder on the Distribution Date following such Record Date (which deducted amounts shall remain distributable to, and may be retained by, the Certificateholders as of such Record Date); provided, further, that no such purchase of Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement and the Other Pass Through Trust Agreements, the Certificates, the Class B Certificates and the Class C Certificates which are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this
Section 6.01(b). Each Certificateholder agrees by its acceptance of its Certificate that it will, subject to Section 3.04 hereof, upon payment from such Class B Certificateholder(s), Class C Certificateholder(s) or Class D Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Certificateholder in this Agreement, the Intercreditor Agreement, the Liquidity Facility, the Financing Documents and all Certificates held by such Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Certificateholder's obligations under this Agreement, the Intercreditor Agreement, the Liquidity Facility, the Financing Documents and all such Certificates. The Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Certificateholders to deliver any Certificates (whether in the form of Definitive Certificates or beneficial interests in Global Certificates) and, upon such a purchase, (i) the only rights of the Certificateholders will be to deliver the Certificates to the purchaser(s) and receive the purchase price for such Certificates and (ii) if the purchaser(s) shall so request, such Certificateholders will comply with all the provisions of Section 3.04 hereof to enable new Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Certificates shall be borne by the purchaser thereof.

            As used in this Section 6.01(b), the terms "Certificateholder", "Class", "Class B Certificate", "Class B Certificateholder", "Class B Trust", "Class B Trustee", "Class C Certificate", "Class C Certificateholder", "Class C Trust", "Class C Trustee", "Class D Certificate", "Class D Certificateholder", "Class D Trust" and "Class D Trustee" shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

            Section 6.02. Incidents of Sale of Equipment Notes. Upon any sale of all or any part of the Equipment Notes held in the Trust made either under the power of sale given under this Agreement or otherwise for the enforcement of this Agreement, the following shall be applicable:

            (1) Certificateholders and Trustee May Purchase Equipment Notes. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes held in the Trust, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their own absolute right without further accountability.

            (2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

            (3) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement shall be applied as provided in Section 4.02.

            Section 6.03. Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Equipment Note held in the Trust, or if there shall be any failure to pay Rent (as defined in the relevant Lease) under any Lease when due and payable, then the Trustee, in its own name and as trustee of an express trust, as holder of such Equipment Notes, to the extent permitted by and in accordance with the terms of the Intercreditor Agreement and the Financing Documents, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

            Section 6.04. Control by Certificateholders. Subject to Section 6.03 and the Intercreditor Agreement, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on the Trustee under this Agreement or the Intercreditor Agreement, including any right of the Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes held in the Trust, provided that

            (1) such Direction shall not be in conflict with any rule of law or with this Agreement and would not involve the Trustee in personal liability or expense,

            (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such Direction, and

            (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction.

            Section 6.05. Waiver of Past Defaults. Subject to the Intercreditor Agreement, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust

(i) may on behalf of all of the Certificateholders waive any past Event of Default hereunder and its consequences or (ii) if the Trustee is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default under any Indenture and its consequences, and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee and/or the Second Mortgagee with respect thereto, except a default:

            (1) in the deposit of any Scheduled Payment or Special Payment under
      Section 4.01 or in the distribution of any payment under Section 4.02 on the Certificates, or

            (2) in the payment of the principal of (premium, if any) or interest on the Equipment Notes held in the Trust, or

            (3) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of each Certificateholder holding an Outstanding Certificate affected thereby.

            Upon any such waiver, such default shall cease to exist with respect to the Certificates and any Event of Default arising therefrom shall be deemed to have been cured for every purpose and any direction given by the Trustee on behalf of the Certificateholders to the relevant Loan Trustee and/or the Second Mortgagee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Equipment Notes issued under the relevant Indenture to waive the corresponding Indenture Default.

            Section 6.06. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding, including, without limitation, Section 6.07 hereof, but subject to the Intercreditor Agreement, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

            Section 6.07. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

            (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

            (2) Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in
      Section 7.03(e);

            (3) the Trustee shall have refused or neglected to institute such an action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

            (4) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust.

            It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatsoever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of any Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Equipment Notes, (ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder or (iii) enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Agreement.

            Section 6.08. Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                   ARTICLE VII

                                   THE TRUSTEE

            Section 7.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

            (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

            (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section; and

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

            (d) Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

            Section 7.02. Notice of Defaults. As promptly as practicable after, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder known to the Trustee, the Trustee shall transmit by mail to the Company, the Loan Trustees, the Second Mortgagee and the Certificateholders in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived;

provided, however, that, except in the case of a default in the payment of the principal, premium, if any, or interest on any Equipment Note held in the Trust, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

            Section 7.03. Certain Rights of Trustee. Subject to the provisions of Section 315 of the Trust Indenture Act:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written description of the subject matter thereof accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02 of this Agreement;

            (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company, any Loan Trustee or the Second Mortgagee;

            (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the Direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such Direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

            (g) the Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement;

            (h) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (i) the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

            Section 7.04. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement, any Equipment Notes, the Intercreditor Agreement, the Certificates or any other Financing Document, except that the Trustee hereby represents and warrants that this Agreement has been, and the Intercreditor

Agreement, the Registration Rights Agreement and each Certificate will be, executed, authenticated and delivered by one of its officers who is duly authorized to execute, authenticate and deliver such document on its behalf.

            Section 7.05. May Hold Certificates. The Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, if applicable, may otherwise deal with the Company, the Loan Trustees or the Second Mortgagee with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

            Section 7.06. Money Held in Trust. Money held by the Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

            Section 7.07. Compensation and Reimbursement. The Company agrees:

            (1) to pay, or cause to be paid, to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in Section 7.15; and

            (3) to indemnify the Trustee pursuant to Sections 8.1 and 8.3 of each Financing Agreement.

            The Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, the Trust Property for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of such Trust (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Trustee reimburses itself from the Trust Property of such Trust for any such tax, it will mail a brief report within 30 days setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

            Section 7.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

            In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.09.

            Section 7.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

            (b) The Trustee may resign at any time as trustee by giving prior written notice thereof to the Company, the Authorized Agents, the Loan Trustees and the Second Mortgagee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the Authorized Agents, the Loan Trustees, the Trustee and the Second Mortgagee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Trustee and to the Company, the Loan Trustees and the Second Mortgagee.

            (d) If at any time:

            (1) the Trustee shall fail to comply with Section 310 of the Trust Indenture Act, if applicable, after written request therefor by the Company or by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

            (2) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax which has been or is likely to be asserted, the Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Trustee in a jurisdiction where there are no Avoidable Taxes.

            (f) If the Trustee shall resign, be removed or become incapable of acting or if a vacancy shall occur in the office of the Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee shall be appointed by Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Company, the Loan Trustees, the Second Mortgagee and the retiring Trustee, and the Company approves such appointment, which approval shall not be unreasonably withheld, then the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (g) The successor Trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

            Section 7.10. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute and deliver to the Company, the Authorized Agents, the Loan Trustees and the Second Mortgagee and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring

Trustee shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all Trust Property held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

            No institution shall accept its appointment as a Trustee hereunder unless at the time of such acceptance such institution shall be qualified and eligible under this Article VII.

            Section 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

            Section 7.12. Maintenance of Agencies. (a) There shall at all times be maintained an office or agency in the location set forth in Section 12.03 where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of such certificates or this Agreement may be served; provided, however, that, if it shall be necessary that the Trustee maintain an office or agency in another location (e.g., the Certificates shall be represented by Definitive

Certificates and shall be listed on a national securities exchange), the Trustee will make all reasonable efforts to establish such an office or agency. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, the Loan Trustees and the Second Mortgagee (at their respective addresses specified in the Financing Documents or such other address as may be notified to the Trustee) and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

            (b) There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, or, if the Trustee shall be acting as the Registrar or Paying Agent hereunder, a corporation having a combined capital and surplus in excess of $5,000,000, the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder with respect to the Certificates. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

            (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

            (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, the Loan Trustees and the Second Mortgagee. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by it to the Trustee, the Loan Trustees and the Second Mortgagee; and in each case the Trustee shall mail notice of such appointment to all Certificateholders as their names and addresses appear on the Register.

            (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

            Section 7.13. Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

            The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Section 7.14. Registration of Equipment Notes in Name of Subordination Agent. The Trustee agrees that all Equipment Notes to be purchased by the Trust shall be issued in the name of the Subordination Agent or its nominee and held by the Subordination Agent in trust for the benefit of the Certificateholders, or, if not so held, the Subordination Agent or its nominee shall be reflected as the owner of such Equipment Notes in the register of the issuer of such Equipment Notes.

            Section 7.15. Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:

            (a) the Trustee is a Delaware banking corporation organized and validly existing in good standing under the laws of the State of Delaware;

            (b) the Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement, the Intercreditor Agreement, the Registration Rights Agreement and the Financing Agreements and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement, the Intercreditor Agreement, the Registration Rights Agreement and the Financing Agreements;

            (c) the execution, delivery and performance by the Trustee of this Agreement, the Intercreditor Agreement, the Registration Rights Agreement and the Financing Agreements (i) will not violate any provision of United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, or (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

            (d) the execution, delivery and performance by the Trustee of this Agreement, the Intercreditor Agreement, the Registration Rights Agreement and the Financing Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

            (e) this Agreement, the Intercreditor Agreement, the Registration Rights Agreement and the Financing Agreements have been duly executed and delivered by the Trustee and constitute the legal, valid, and binding agreements of the Trustee, enforceable against it in accordance with their respective terms, provided that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

            Section 7.16. Withholding Taxes, Information Reporting. The Trustee, as trustee of the grantor trust created by this Agreement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due under this Agreement or under the Certificates any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

            Section 7.17. Trustee's Liens. The Trustee in its individual capacity agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Trustee's Liens") on or with respect to the Trust Property which is attributable to the Trustee either (i) in its individual capacity and which is unrelated to the transactions contemplated by this Agreement, the Intercreditor Agreement, the Financing Agreements or the Financing Documents, or
(ii) as Trustee hereunder or in its individual capacity and which arises out of acts or omissions which are not contemplated by this Agreement.

            Section 7.18. Preferential Collection of Claims. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Trustee shall resign or be removed as Trustee, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

                                  ARTICLE VIII

               CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

            Section 8.01. The Company to Furnish Trustee with Names and Addresses of Certificateholders. The Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12.

            Section 8.02. Preservation of Information; Communications to Certificateholders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in Section 7.12 or
Section 8.01, as the case may be, and the names and addresses of Certificateholders received by the Trustee in its capacity as

Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.12 or Section 8.01, as the case may be, upon receipt of a new list so furnished.

            Section 8.03. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of the Certificates, the Trustee shall transmit to the Certificateholders, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act.

            Section 8.04. Reports by the Company. The Company shall:

            (a) file with the Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

            (b) during any period, prior to the consummation of the Exchange Offer and during which the Shelf Registration Statement is not in effect, in which the Company is not subject to Section 13(a), 13(c) or 15(d) under the Securities Exchange Act of 1934, make available to any Holder of the Certificates in connection with any sale thereof and any prospective purchaser of the Certificates from such Holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act but only for so long as any of the Certificates remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and, in any event, only until the second anniversary of the Issuance Date;

            (c) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 1.02;

            (d) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (c) of this Section 8.04 as may be required by rules and regulations prescribed by the SEC; and

            (e) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (e), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement).

                                   ARTICLE IX

                             SUPPLEMENTAL AGREEMENTS

            Section 9.01. Supplemental Agreements Without Consent of Certificateholders. Without the consent of the Certificateholders, the Company may (but will not be required to), and the Trustee (subject to Section 9.03) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to the Intercreditor Agreement, the Registration Rights Agreement or the Liquidity Facility in form satisfactory to the Trustee, for any of the following purposes:

            (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein contained or of the Company's obligations under the Registration Rights Agreement or the Liquidity Facility; or

            (2) to add to the covenants of the Company for the benefit of the Certificateholders, or to surrender any right or power conferred upon the Company in this Agreement, the Registration Rights Agreement or the Liquidity Facility; or

            (3) to correct or supplement any provision in this Agreement, the Intercreditor Agreement, the Registration Rights Agreement or the Liquidity Facility which may be defective or inconsistent with any other provision herein or therein or to cure any ambiguity or correct any mistake or to modify any other provision with respect to matters or questions arising under this Agreement, the Intercreditor Agreement, the Registration Rights Agreement or the Liquidity Facility, provided that any such action shall not materially adversely affect the interests of the Certificateholders; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Liquidity Facility (as defined in the Intercreditor Agreement); or

            (4) to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, any regulatory body or the Registration Rights Agreement to effectuate the Exchange Offer; or

            (5) to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act or under any similar Federal statute hereafter enacted, and to add to this Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in
      Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

            (6) to evidence and provide for the acceptance of appointment under this Agreement by the Trustee of a successor Trustee and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Trust, pursuant to the requirements of Section 7.10; or

            (7) to provide the information required under Section 7.12 and
      Section 12.03 as to the Trustee; or

            (8) to modify or eliminate provisions relating to the transfer or exchange of Exchange Certificates or the Initial Certificates upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement) or effectiveness of the Shelf Registration Statement or the Exchange Offer Registration Statement;

provided, however, that no such supplemental agreement shall adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

            Section 9.02. Supplemental Agreements with Consent of Certificateholders. With the consent of the Certificateholders holding Certificates (including consents obtained in connection with a tender offer or exchange offer for the Certificates) evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Direction of said Certificateholders delivered to the Company and the Trustee, the Company may (but shall not be obligated to), and the Trustee (subject to Section 9.03) shall enter into an agreement or agreements for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, the Intercreditor Agreement, the Liquidity Facility, the Registration Rights Agreement or any Financing Agreement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, the Intercreditor Agreement, the Liquidity Facility or the Registration Rights Agreement; provided, however, that no such agreement shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

            (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in the Trust or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

            (2) permit the disposition of any Equipment Note included in the Trust Property except as permitted by this Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in the Trust; or

            (3) reduce the specified percentage of the aggregate Fractional Undivided Interests of the Trust which is required for any such supplemental agreement, or reduce such specified percentage required for any waiver of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences provided for in this Agreement; or

            (4) waive, amend or modify Section 2.4, 3.2 or 3.3 of the Intercreditor Agreement in a manner adverse to the Certificateholders; or

            (5) modify any of the provisions of this Section 9.02 or Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate affected thereby; or

            (6) adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

            It shall not be necessary for any Direction of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Direction shall approve the substance thereof.

            Section 9.03. Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Agreement, the Trustee may in its discretion decline to execute such document.

            Section 9.04. Execution of Supplemental Agreements. In executing, or accepting the additional trusts created by, any agreement permitted by this Article or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

            Section 9.05. Effect of Supplemental Agreements. Upon the execution of any agreement supplemental to this Agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of a Certificate theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            Section 9.06. Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

            Section 9.07. Reference in Certificates to Supplemental Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

                                    ARTICLE X

               AMENDMENTS TO INDENTURES AND FINANCING DOCUMENTS

            Section 10.01. Amendments and Supplements to Indentures and Financing Documents. In the event that the Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note (or as prospective purchaser of any Postponed Notes) in trust for the benefit of the Certificateholders or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Equipment Note, any Financing Document related thereto or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder registered on the Register as of the date of such notice. The Trustee shall request from the Certificateholders a Direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of (or, with respect to Postponed Notes, a prospective purchaser of) such Equipment Note has the option to direct, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of (or, with respect to Postponed Notes, a prospective purchaser of) such Equipment Note or a Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note (or, with respect to Postponed Note, its commitment to acquire such Postponed Note) if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note (or Postponed Note) in the same proportion as that of (A) the aggregate face amounts of all Certificates actually voted in favor of or for giving consent to such action by such Direction of Certificateholders to (B) the aggregate face amount of all Outstanding Certificates and (ii) as Controlling Party, the Trustee shall vote as directed in such Certificateholder Direction by the Certificateholders evidencing a Fractional Undivided Interest aggregating not less than a majority in interest in the Trust. For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder's consent to such Direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to
Section 6.04 and the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee and/or the Second Mortgagee, as the case may be, of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee and/or the Second Mortgagee, as the case may be, of such consent) to any amendment, modification, waiver or supplement under any Equipment Note (or Postponed Note), any

Financing Document related thereto or any other related document, if an Event of Default hereunder shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders.

                                   ARTICLE XI

                              TERMINATION OF TRUST

            Section 11.01. Termination of the Trust. The respective obligations and responsibilities of the Company and the Trustee with respect to the Trust shall terminate upon the distribution to all Holders of Certificates and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Agreement.

            Notice of such termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates in accordance with such notice, the Trustee shall cause to be distributed to Certificateholders such final payments.

            In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

            Section 12.02. Certificates Nonassessable and Fully Paid. Except as set forth in the last sentence of this Section 12.02, Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates, upon authentication thereof by the Trustee pursuant to Section 3.03, are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association. Neither the existence of the Trust nor any provision herein is intended to or shall limit the liability the Certificateholders would otherwise incur if the Certificateholders owned Trust Property as co-owners, or incurred any obligations of the Trust, directly rather than through the Trust.

            Section 12.03. Notices. (a) Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service or telecopy, and any such notice shall be effective when delivered or received or, if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Company, to:

                   Continental Airlines, Inc.
                   2929 Allen Parkway
                   Houston, TX 77019
                   Attention: Chief Financial Officer and
                                    General Counsel
                   Facsimile: (713) 523-2831

            if to the Trustee, to:

                   Wilmington Trust Company
                   Rodney Square North
                   1100 North Market Street
                   Wilmington, DE  19890-0001
                   Attention:    Corporate Trust Department
                   Facsimile:    (302) 651-8882
                   Telephone:    (302) 651-8584

            (b) The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

            (c) Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for Certificateholders shown on the Register kept by the Registrar. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders.

            (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

            (e) If the Company mails a notice or communication to the Certificateholders, it shall mail a copy to the Trustee and to the Paying Agent at the same time.

            (f) Notwithstanding the foregoing, all communications or notices to the Trustee shall be deemed to be given only when received by a Responsible Officer of the Trustee.

            (g) The Trustee shall promptly furnish the Company with a copy of any demand, notice or written communication received by the Trustee hereunder from any Certificateholder, any Loan Trustee or the Second Mortgagee.

            Section 12.04. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 12.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Trust, or of the Certificates or the rights of the Certificateholders thereof.

            Section 12.06. Trust Indenture Act Controls. Upon the occurrence of any Registration Event, this Agreement shall become subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions. From and after any Registration Event, if any provision of this Agreement limits, qualifies or conflicts with another provision which is required to be included in this Agreement by the Trust Indenture Act, the required provision shall control.

            Section 12.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            Section 12.08. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

            Section 12.09. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            Section 12.10. Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

            Section 12.11. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

            Section 12.12. Intention of Parties. The parties hereto intend that the Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.


                                    CONTINENTAL AIRLINES,INC.

                                    By:                         /s/
                                       -------------------------------
                                    Name: Gerald Laderman
                                    Title:Vice President

                                    WILMINGTON TRUST COMPANY,
                                       as Trustee

                                    By: _______________________________
                                    Name:
                                    Title:

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.


                                    CONTINENTAL AIRLINES,INC.

                                    By:  _________________________
                                    Name:
                                    Title:

                                    WILMINGTON TRUST COMPANY,
                                       as Trustee

                                    By: _______________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A

                               FORM OF CERTIFICATE

REGISTERED

No._________

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933,
      AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT),
      (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY CONTINENTAL AIRLINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY OF SUCH PERSONS RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO CONTINENTAL AIRLINES, INC., (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY CONTINENTAL AIRLINES, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY OF SUCH PERSONS, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED

      STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]*

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.05 AND 3.06 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.]**

----------
*     Not to be included on the face of the Regulation S Global Certificate.

**    To be included on the face of each Global Certificate.

                      [[REGULATION S] GLOBAL CERTIFICATE]*

           CONTINENTAL AIRLINES PASS THROUGH TRUST, SERIES 1997-2A

               7.148% Continental Airlines [Initial] [Exchange]
                            Pass Through Certificate,
                                 Series 1997-2A

                     Final Maturity Date: December 30, 2008

CUSIP/Common Code No. ____________

evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by an Aircraft owned by Continental Airlines, Inc.

            $74,862,000 Fractional Undivided Interest representing .001335791% of the Trust per $1,000 face amount

            THIS CERTIFIES THAT _______________, for value received, is the registered owner of a $________ (__________dollars) Fractional Undivided Interest in the Continental Airlines Pass Through Trust, Series 1997-2A (the "Trust") created pursuant to a Pass Through Trust Agreement, dated as of June 25, 1997 (the "Agreement"), between Wilmington Trust Company (the "Trustee") and Continental Airlines, Inc., a corporation incorporated under Delaware law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "7.148% Continental Airlines [Initial] [Exchange] Pass Through Certificates, Series 1997-2A" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement. By virtue of its acceptance hereof the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes an interest in certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facility (the "Trust Property"). Each issue of the Equipment

----------
*     To be included on the face of each Global Certificate.

Notes is secured by, among other things, a security interest in the Aircraft owned by the Company.

            The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any assets or property other than the Trust Property.

            Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from and to the extent of funds then available to the Trustee, there will be distributed on each June 30 and December 30 (a "Regular Distribution Date"), commencing on December 30, 1997, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments due on such Regular Distribution Date on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

            The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any of their affiliates. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

            [The Holder of this Certificate is entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of June 25, 1997, among the Company, the Trustee and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that no Registration Event has occurred on or prior to the 210th day after the date of the issuance of the Certificates, the interest rate per annum payable in respect of the Equipment Notes shall be increased by 0.50%, from and including the 210th day after the Issuance Date to but excluding the earlier of (i) the date on which a Registration Event occurs and (ii) the date on which there cease to be any Registrable Certificates (as defined in the Registration Rights Agreement). In the event that the Shelf Registration Statement (if it is filed), after being declared effective by the SEC, ceases to be effective at any time during the period specified by Section 2(b)(B) of the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum payable in respect of the Equipment Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of the period specified by Section 2(b)(B) of the Registration Rights Agreement).]*

            Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

----------
*     To be included only on each Initial Certificate.

            The Certificates are issuable only as registered Certificates without coupons in minimum denominations of [$100,000]* [$1,000]** Fractional Undivided Interest and integral multiples of $1,000 in excess thereof except that one Certificate may be in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment by the Holder of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

            The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

            The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

            THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

----------
*     To be included only on each Initial Certificate.

**    To be included only on each Initial Certificate.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: _______________, 1997           CONTINENTAL AIRLINES
                                          PASS THROUGH TRUST, SERIES
                                          1997-2A

                                    By: WILMINGTON TRUST COMPANY,
                                            not in its individual
                                            capacity but solely as
                                            Trustee

                                    By: ____________________________
                                    Name:
                                    Title:

            [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                   This is one of the Certificates referred to in the
                    within-mentioned Agreement.


                                           WILMINGTON TRUST COMPANY,
                                             not in its individual capacity
                                             but solely as Trustee

                                    By: ____________________________
                                               Authorized Officer

                             FORM OF TRANSFER NOTICE

                                        FOR VALUE RECEIVED the undersigned
registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


__________________________________

__________________________________

please print or typewrite name and address including zip code of assignee

__________________________________
the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________
attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

                   [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                         EXCEPT REGULATION S GLOBAL AND
                      REGULATION S DEFINITIVE CERTIFICATES]

                                        In connection with any transfer of
this Certificate occurring prior to the date that is the earlier of the date of an effective Registration Statement or the date two years after the later of the original issuance of this Certificate or the last date on which this Certificate was held by Continental Airlines, Inc., the Trustee or any affiliate of such Persons, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Certificate is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ] (b) this Certificate is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Certificate and the Agreement.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.06 of the Agreement shall have been satisfied.

Date:__________________                [Name of Transferor]____________________

                                       NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: ______________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:__________________               ________________________________
                                       NOTE:  To be executed by an
                                                 executive officer.

                                                                       EXHIBIT B

            FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
              TRANSFERS OF CERTIFICATES PURSUANT TO REGULATION S

                                                      [date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention:  Corporate Trust Trustee Administration

      Re: Continental Airlines Pass Through Trust (the "Trust"), Series 1997-2A, Continental Airlines Pass Through Certificates, Series 1997-2A (the "Certificates")

Sirs:

            In connection with our proposed sale of $_____ Fractional Undivided Interest of the Certificates, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

            (1) the offer of the Certificates was not made to a person in the United States;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

            You and Continental Airlines, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                    Very truly yours,

                                    [Name of Transferor]

                                                                       EXHIBIT C

              FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                        WITH TRANSFERS OF CERTIFICATES TO
                  NON-QIB INSTITUTIONAL ACCREDITED INVESTORS

                                               --------------------, ----

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention:  Corporate Trust Trustee Administration

Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas 77019

                              CONTINENTAL AIRLINES
                PASS THROUGH TRUST, SERIES 1997-2A (the "Trust")
                  Pass Through Certificates, Series 1997-2A
                              (the "Certificates")
                      ---------------------------------

Ladies and Gentlemen:

      In connection with our proposed purchase of U.S. $[_____________] Fractional Undivided Interest of Certificates, we confirm that:

      1. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Trust Agreement, dated as of June 25, 1997, between Continental Airlines, Inc. (the "Company") and Wilmington Trust Company (the "Trustee") relating to the Certificates, and we agree to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      2. We are purchasing Certificates having an aggregate principal amount of not less than $100,000 and each account (if any) for which we are purchasing Certificates is purchasing Certificates having an aggregate principal amount of not less than $100,000.

      3. We understand that the Certificates have not been registered under the Securities Act, that the Certificates are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act and that the Certificates may not be offered or resold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that, if we should sell any Certificates within two years after the later of the original issuance of such Certificate and the last date on which such Certificate is owned by the Company, the Trustee or any affiliate of any of such persons, we will do so only (A) to the Company,
(B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

      4. We understand that, on any proposed resale of any Certificates, we will be required to furnish to the Company and the Trustee such certifications, legal opinions and other information as the Company and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

      5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investments.

      6. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and not with a view to any distribution of the Certificates, subject, nevertheless to the understanding that the disposition of our property shall at all times be and remain within our control.

      You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,

                                     By:  _____________________________
                                           Name:
                                           Title:

                                                                      SCHEDULE I

                                                  Aircraft
          Aircraft Type                      Registration Number
          -------------                      -------------------

          Boeing 737-3T0                           N12322
          Boeing 737-3T0                           N10323
          Boeing 737-3T0                           N14324
          Boeing 737-3T0                           N69333
          Boeing 737-3T0                           N14334
          Boeing 737-3T0                           N14335
          McDonnell Douglas MD-82                  N12811
          McDonnell Douglas MD-82                  N15820
          McDonnell Douglas MD-82                  N18833
          McDonnell Douglas MD-82                  N10834